Dunkin’ Brands Group, Inc. Investor Presentation January 2013 Exhibit 99.2

2 YEARS OF BRAND HERITAGE SIGNIFICANT U.S. & GLOBAL GROWTH OPPORTUNITY ASSET-LIGHT, NEARLY 60 + 100 % FRANCHISED BUSINESS

1 As of 9/29/2012 3 74% 19% 7 % OF LTM REVENUE 1 OF LTM REVENUE 1 OF LTM REVENUE 1

Focused growth strategies across each segment

INCREASE COMPARABLE
STORE SALES
AND PROFITABILITY
IN DD U.S.
INCREASE COMPARABLE
STORE SALES GROWTH
OF BR U.S.
CONTINUE DD U.S.
CONTIGUOUS STORE
EXPANSION
DRIVE ACCELERATED
INTERNATIONAL GROWTH
ACROSS BOTH BRANDS

Capitalizing on near-term growth;
laying groundwork for future

GROW
comp store
sales growth of BR
U.S.
DRIVE
accelerated international
growth across both brands
ACCELERATE
DD U.S. contiguous store expansion
GROW
comp store sales and profitability in DD
U.S.
SHORT-TERM
GROWTH DRIVER
MEDIUM-TERM
GROWTH DRIVER
LONG-TERM
GROWTH DRIVER

Strong performance YTD through Q3 6 8% 15% 4.5 % DUNKIN’ DONUTS U.S. COMP STORE SALES GROWTH 7.3 % GLOBAL SYSTEM-WIDE SALES GROWTH REVENUE GROWTH ADJUSTED OPERATING INCOME GROWTH

Opportunity to double DD US footprint

1
As of end of fiscal year 2012
REGION
POPULATION
(MM)
STORES
(1)
PENETRATION
Core
36.0 3,845 1:9,400
Established
53.8 2,348 1:23,000
Emerging
88.7 959 1:92,000
West
130.0 154 1:840,000

Significant long-term expansion opportunity
for Dunkin’ Donuts U.S.

~15,000+
7,306
1:9,200 1:20,000                          1:23,000                               1:25,000             1:20,000
DD pro forma long-term penetration
154
~5,000
959
~3,900
2,349
~2,700
3,844
~3,900
~100
~350
~3,000
~ 5,000
2012 Core Established Emerging West Long-term
West Emerging Established Core

Portfolio of contemporary, convenient
Dunkin’ Donuts U.S. restaurants

OF RESTAURANTS INCLUDE DRIVE-THRU
OF TRADITIONAL NEW RESTAURANTS INCLUDE DRIVE THRU
REMODELS LAST THREE YEARS
OF RESTAURANTS IN NEWEST IMAGE
AVERAGE AGE OF RESTAURANT IMAGE IS LESS THAN
50%
70%
1,700+
70%
5
YEARS
24-HR RESTAURANTS
TRADITIONAL
STORES
~2,000
85%
ALTERNATIVE POINTS
OF DISTRIBUTION
15%

Compelling unit economics
driving accelerated growth
2011 COHORT STORE-LEVEL ECONOMICS – TRADITIONAL STORES
1
AVERAGE UNIT VOLUMES
$858,000
CASH-ON-CASH RETURNS
25-30%
AVERAGE INITIAL CAPEX
$461,000
1
Data for Standalone Traditional Dunkin’ Donuts restaurants only

Strong growth in restaurant profitability since 2008

2011
$10K
$15K
2008
10%
15%
5%
2011 2008
5%
30%
Growth in W&E
15%
25%
35%
2011 2008
17%
Growth in C&E
9pt
increase in W&E
6pt
increase in C&E
22pt
increase in W&E
20pt
increase in C&E
West & Emerging
Core & Established

Unlocking tremendous westward
expansion opportunity
RIGOROUS REAL-ESTATE  & FRANCHISEE SELECTION
OPERATIONS-FOCUSED CULTURE
NATIONAL MEDIA FOCUSED ON BEVERAGES
1
2
3
4
5
PORTFOLIO OF HIGH-MARGIN PRODUCTS
FLAT NATIONAL COST OF GOODS BY 2015

291 net new restaurants in 2012
for 4% net unit growth rate
2012 Net Openings
by Market Type
2012 SDA Sales
by Market Type
13
Emerging
23%
Established
42%
West
9%
Core
26%
Emerging
43%
Established
2%
West
55%

Compelling unit economics driving high-quality franchise demand Background of Dunkin’ Donuts U.S. 2012 SDA Purchasers 14 Existing 65% New 35% G&C/Retail 5% Restaurant - 80% Other 15% QSR

Targeting 330 – 360 net new restaurants in 2013 for
4.5% to 5% net unit growth rate
Forecasted 2013 Net Openings
by Market Type
Forecasted 2013 SDA Sales
by Market Type
15
Emerging
38%
Established
33%
West
19%
Core
10%
Emerging
34%
Established
2%
West
64%

Contiguous, Strategic Growth Westward Selling in-fill locations & SDAs to existing franchisees Selling SDAs to new and existing franchisees Future markets 16 SOLD MULTI-STORE AGREEMENTS IN 2012

Bringing Dunkin’ to Southern California SELLING LA, RIVERSIDE, SAN DIEGO, SAN BERNADINO, VENTURA & ORANGE COUNTIES FIRST RESTAURANT OPENING IN 17

18 Driving the growth of Dunkin’ Brands OPPORTUNITY TO DOUBLE FOOTPRINT OF DD U.S. COMPELLING UNIT ECONOMICS HIGH-QUALITY FRANCHISEE DEMAND CONTIGUOUS, STRATEGIC APPROACH